Exhibit 3.23

ARTICLES OF INCORPORATION

OF

PARCEL/DIRECT, INC.

The undersigned, a natural person of the age of eighteen years or more, acting as the sole incorporator of a corporation under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, hereby adopts the following Article of Incorporation for the purpose of forming the corporation herein described (the “Corporation”):

ARTICLE 1

The name of the Corporation is Parcel/Direct, Inc.

ARTICLE 2

The period of existence is perpetual.

ARTICLE 3

The purpose for which the Corporation is organized is to engage in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law, Chapter 180 or the Wisconsin Statutes.

ARTICLE 4

The aggregate number of shares that the Corporation shall have authority to issue is Nine Thousand (9,000), consisting of one (1) class only, designated as “Common Stock”, with each share of Common Stock having a par value of $1.00 per share.

ARTICLE 5

The number of directors constituting the Board of Directors shall initially be one (1) and thereafter such number as is fixed from time to time by, or in the manner provided in, the Corporation’s By-Laws.  The initial director shall be Harry V. Quadracci.

ARTICLE 6

The address of the initial registered office of the Corporation is W224 N3322 Duplainville Road, Pewaukee, Wisconsin 53072 and the name of its initial registered agent at such address is Harry V. Quadracci.

ARTICLE 7

The name and address of the sole incorporator of the Corporation is Erie. R. von Estorff, N63 W23075 Highway 74, Sussex, Wisconsin 53089.

Executed in duplicate this 27th day of March, 1998.

/s/ Eric R. von Estorff
Eric R. von Estorff, Sole Incorporated

This instrument was drafted by Eric R. von Estorff and should be returned to:

Eric R. von Estorff
Legal Department
Quad/Graphics, Inc.
N63 W23075 Highway 74
Sussex, Wisconsin 53089

2

AMENDMENT TO ARTICLES OF INCORPORATION

OF

PARCEL/DIRECT, INC.

Pursuant to the consent of the shareholders and Board of Directors of, Inc. and in accordance with Section 180.1003 of the Wisconsin Statutes, the following resolution was duly adopted on September 15, 2004:

BE IT RESOLVED, that the Articles of Incorporation of Parcel/Direct, Inc. be, and they hereby are, amended by deleting Article I thereof and inserting in its place the following:

ARTICLE 1

The name of the corporation is “P-Direct, Inc.”.

Executed as of the 15th day of September, 2004.

/s/ Andrew R. Schiesl
By:	Andrew R. Schiesl, Secretary

This instrument was drafted by:

Andrew R. Schiesl
Quad/Graphics, Inc.
N63 W23075 Main Street
Sussex, WI 53089-2827

State of Wisconsin
DEPARTMENT OF FINANCIAL INSTITUTIONS
Division of Corporate & Consumer Services

ARTICLES OF CORRECTION

1.       P-Direct, LLC

(Name of the corporation, limited liability company, or limited liability partnership before any correction that may be affected by these articles of correction)

2.       Certificate of Conversion filed with the Department of Financial

(Describe the document)

Institutions on 12/27/2004, effective 12/20/2004 (date) was

☒	Incorrect at the time of filing (Complete items 1, 2, 3, 4 & 6)
{ (X) Check any that apply
☐	Defectively executed (Complete items 1, 2, 3 & 5)

☐	Defective in attestation, seal, verification or acknowledgment
(Complete items 1, 2, 3 & 6)

3.                      Describe the defect(s): (Specify the incorrect statement and the reason why it is incorrect, or the manner in which the execution is defective.)

Article 3 of The Plan of Conversion incorrectly stated that P-Direct, Inc. was a wholly-owned subsidiary of Quad/Graphics, Inc.  It should have stated that P-Direct, Inc. was a wholly-owned subsidiary of Duplainville Transport, Inc.

Article 4 of the Plan of Conversion incorrectly listed Quad/Graphics, Inc. as the sole shareholder of P-Direct, Inc.  It should have listed Duplainville Transport, Inc. as the sole shareholder.

4.       Enter the statement in its corrected condition:

3.  The terms and conditions of the conversion.

P-Direct, Inc. a wholly-owned subsidiary of Duplainville Transport, Inc., shall be converted into a limited liability company existing under the laws of the State of Wisconsin, to be known as “P-Direct, LLC.”

The Plan of Conversion of P-Direct, Inc. into P-Direct, LLC was approved in accordance with the applicable laws of the State of Wisconsin.

4.       Enter the statement in its corrected condition (cont’d):

4.  The manner and basis of converting the shares or other ownership interests of the business entity that are to be converted into shares or other ownership interests of the new form of business entity.

Upon the effective date of the conversion, Duplainville Transport, Inc., as the sole shareholder of P-Direct, Inc., shall surrender the stock certificates representing all of the issued and outstanding shares of One Dollar ($1.00) par value Common Stock of P-Direct, Inc. in exchange for One Hundred percent (100%) of the membership interests of the resulting P-Direct, LLC.

2

State of Wisconsin
DEPARTMENT OF FINANCIAL INSTITUTIONS
Division of Corporate & Consumer Services

ARTICLES OF MERGER

1.     Non-Surviving Parties to the Merger:

Company Name:	QuadSystems, Inc.

Indicate (X)	☐ Limited Partnership (Ch. 179, Wis. Stats.)	Organized
Entity Type	☒ Business Corporation (Ch. 180, Wis. Stats.) See Exception below	under the
	☐ Nonstock Corporation (Ch. 181, Wis. Stats.)	laws of
	☐ Limited Liability Company (Ch. 183, Wis. Stats.)	WI

(state or country)

Does the above named non-surviving party have a fee simple ownership interest in any Wisconsin real estate?

☐        Yes     ☒     No

If yes, the surviving entity is required to file a report with the Wisconsin Department of Revenue under sec. 73.14 of the Wisconsin Statutes.  (See instructions.)

Company Name:

Indicate (X)	☐ Limited Partnership (Ch. 179, Wis. Stats.)	Organized
Entity Type	☐ Business Corporation (Ch. 180, Wis. Stats.) See Exception below	under the
	☐ Nonstock Corporation (Ch. 181, Wis. Stats.)	laws of
	☐ Limited Liability Company (Ch. 183, Wis. Stats.)	WI

(state or country)

Does the above named non-surviving party have a fee simple ownership interest in any Wisconsin real estate?

☐          Yes   ☐      No

If yes, the surviving entity is required to file a report with the Wisconsin Department of Revenue under sec. 73.14 of the Wisconsin Statutes.  (See instructions.)

Schedule more non-surviving parties as an additional page and indicate whether the non-surviving party has a fee simple ownership interest in any Wisconsin real estate.

2.     Surviving Entity:

Company Name:	P-Direct, LLC

Indicate (X)	☐ Limited Partnership (Ch. 179, Wis. Stats.)	Organized
Entity Type	☐ Business Corporation (Ch. 180, Wis. Stats.) See Exception below	under the
	☐ Nonstock Corporation (Ch. 181, Wis. Stats.)	laws of
	☒ Limited Liability Company (Ch. 183, Wis. Stats.)	WI

(state or country)

5.     (OPTIONAL) Effective Date and Time of Merger

These articles of merger, when filed, shall be effective on 12/31/2007 (date) at 11:59 p.m. (time).

(An effective date declared under this article may not be earlier than the date the document is delivered to the department for filing, nor more than 90 days after its delivery.  If no effective date and time is declared, the effective date and time will be determined by ss. 179.11(2), 180.0123, 181.0123 or 183.0111, whichever section governs the surviving domestic entity.)

6.	Executed on 12/20/2007 (date)
by the surviving entity on behalf of all parties
	to the merger.	/s/ J. Joel Quadracci
(Signature)
Mark (X) below the title of the person
	executing the document.	J. Joel Quadracci
(Printed Name)
For a limited partnership
	Title: ☐ General Partner	For a corporation

	For a limited liability company	Title: ☐ President OR ☐ Secretary
	Title: ☐ Member OR ☒ Manager	or other officer title

2

PLAN OF MERGER
merging
QUADSYSTEMS, INC.
(a Wisconsin corporation)
with and into
P-DIRECT, LLC
(a Wisconsin limited liability company)

THIS PLAN OF MERGER is made as of the date set forth below by and between QuadSystems, Inc., a Wisconsin corporation (“QuadSystems”), and P-Direct, LLC, a Wisconsin limited liability company (“P-Direct” or the “Surviving Company”), said entities being hereinafter sometimes referred to jointly as the “Constituent Entities.” For federal income tax purposes, it is intended that the Merger (as defined below) will qualify as a reorganization under the provisions of Section 368(a)(1)(A) of the Internal Revenue Code, and that this Plan of Merger will be a plan of reorganization for purposes thereof.

1.             QuadSystems shall merge with and into P-Direct (the “Merger”) and the Surviving Company shall exist by virtue and under the laws of the State of Wisconsin.  The limited liability company identity, existence, purpose, powers, franchises, rights and immunities of P-Direct shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purpose, powers, franchises, rights and immunities of QuadSystems shall be merged with and into the Surviving Company, and the Surviving Company shall be fully vested therewith.  The separate existence of QuadSystems, except insofar as it may be continued by reason of Wisconsin law, shall cease upon the Merger becoming effective and thereupon QuadSystems and the Surviving Company shall become a single company.

2.             At the Effective Time (as defined below), the Articles of Organization of P-Direct, as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Company; provided, that, effective at the Effective Time and in connection with the Merger, the Articles of Organization are hereby amended to change the name of the Surviving Company to QuadSystems, LLC, and as so amended, shall be the Articles of Organization of the Surviving Company.

3.             At the Effective Time, the Members Agreement of P-Direct, as in effect immediately prior to the Effective Time, shall be the Members Agreement of the Surviving Company until otherwise altered, amended or terminated; provided, that, at the Effective Time and in connection with the Merger, the Members Agreement is hereby amended to replace all references in the Members Agreement to the name “P-Direct, LLC” with references to “QuadSystems, LLC”.  As so amended, the Members Agreement of P-Direct shall be the Members Agreement of the Surviving Company until otherwise altered, amended or terminated.

4.             At the Effective Time and in connection with the Merger, all of the issued and outstanding shares of QuadSystems shall be deemed cancelled without further consideration.  No membership interests or any other consideration of the Surviving Company shall be issued in connection with the Merger.  At the Effective Time, each of the issued and outstanding membership interests of P-Direct shall be and become converted automatically by virtue of the

Merger, without any action on the part of the holder thereof, into membership interests of the Surviving Company.

5.             At the Effective Time, the manager of P-Direct immediately prior to the Effective Time shall be the manager of the Surviving Company, to hold office in accordance with applicable law and the Members Agreement of the Surviving Company.

6.             The Merger shall become effective at 11:59 p.m., Eastern time, on December 31, 2007 (the “Effective Time”).  At the Effective Time, the separate existence of QuadSystems shall cease and it shall be merged with and into P-Direct in accordance with the provisions of this Plan of Merger.

7.             Notwithstanding anything contained herein to the contrary, this Plan of Merger may be terminated and abandoned by the manager of P-Direct at any time prior to the filing of the Articles of Merger, if the manager of P-Direct should decide that it would not be in the best interest of QuadSystems or P-Direct.

8.             This Merger shall constitute a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, and corresponding provisions of the Wisconsin Statutes.

9.             At the Effective Time, the Surviving Company shall, without other transfer, succeed to and have all of the rights, privileges, immunities and franchises and the Surviving Company shall be subject to all of the restrictions, disabilities and duties of QuadSystems, and all property, real, personal and mixed, intellectual property and rights relating thereto, and all debts due to QuadSystems on whatever account, shall be vested in the Surviving Company; and all property, rights, privileges, powers, franchises and each and every other interests shall be thereafter as effectively the property of the Surviving Company as they were of QuadSystems.

10.          From and after the Effective Time, all corporate acts, plans, policies, contracts, approvals and authorizations of QuadSystems and its shareholders, Board of Directors, committees elected or appointed by the Board of Directors, officers and agents, and of P-Direct and its member, manager, officers and agents, which were valid and effective immediately prior to the Effective Time shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Company and shall be as effective and binding thereon as the same were with respect to the Constituent Entities.  The employees of the Constituent Entities shall become the employees of the Surviving Company and continue to be entitled to the same rights and benefits which they enjoyed as employees of the Constituent Entities.

11.          If at any time the Surviving Company shall consider or be advised that any further assignment or assurance in law is necessary or desirable to vest in the Surviving Company the title to any property or rights of QuadSystems, the proper officers of P-Direct shall, and will, execute and make all such proper assignments and assurances in law and do all things necessary or proper, in the name and on behalf of QuadSystems, if necessary or advisable, to vest such property or rights in the Surviving Company, and otherwise to carryout the purposes of this Plan of Merger.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Plan of Merger as of this 20th day of December, 2007.

QUADSYSTEMS, INC.

By:	/s/ Andrew R. Schiesl
Andrew R. Schiesl, Secretary

P-DIRECT, LLC

By:	/s/ J. Joel Quadracci
J. Joel Quadracci, Manager